                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[X]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

              NUVEEN PREFERRED AND CONVERTIBLE INCOME FUND 2 (JQC)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------

[NUVEEN INVESTMENTS LOGO]

FOR IMMEDIATE RELEASE                                           Media Contact:
                                                           Kathleen H. Cardoza
                                                                  312-917-7813
                                                   kathleen.cardoza@nuveen.com

               NUVEEN INVESTMENTS' MULTI-STRATEGY CLOSED-END FUNDS
         MAIL PROXY STATEMENT REGARDING ENHANCED INVESTMENT CAPABILITIES

CHICAGO, March 7, 2007 -- Nuveen Investments, a leading provider of diversified investment services, today announced that the Nuveen Preferred and Convertible Income Fund (NYSE: JPC) and Nuveen Preferred and Convertible Income Fund 2 (NYSE: JQC) began mailing proxy statements for an annual meeting of shareholders scheduled for April 11, 2007. Shareholders of each fund are being asked to vote on the election of Board members as well as two additional proposals that are the result of changes to each fund's investment policies announced last fall. The proposed enhancements were authorized by the funds' Board of Trustees and are designed to provide each fund with greater flexibility to pursue its investment objectives of high current income and total return.

At the meeting, shareholders of each fund will be asked to approve an amended sub-advisory fee schedule with one of the funds' current sub-advisers, Symphony Asset Management LLC, as well as the addition of Tradewinds NWQ Global Investors, LLC as a sub-adviser to manage a portion of each fund's direct equity investments. Neither proposal, if approved, will increase the overall management fees paid by the funds.

The proposals regarding the funds' sub-advisory relationships are being proposed in connection with following previously announced changes to the funds' investment policies:

         - Eliminating the requirement to invest a minimum of each fund's managed assets in preferred and/or convertible securities
         - Expanding the funds' direct equity investment types to include both domestic and international equities
         - Increasing the percentage of the funds' managed assets that may be invested directly in equity securities

Reflecting these enhancements, the funds will also change their names to the Nuveen Multi-Strategy Income and Growth Fund (NYSE: JPC) and Nuveen Multi-Strategy Income and Growth Fund 2 (NYSE: JQC). The implementation of these changes is anticipated in early May, 2007.

The funds will continue to allocate their assets to maintain each portfolio's current strategic asset mix of approximately 70% in income-oriented securities and 30% in equity-oriented securities. However, the funds' exposure to convertible securities is expected to shift from a static to a more variable level and decline over time. Eventually,

[NUVEEN INVESTMENTS LOGO]

the funds' investments in convertible securities will comprise a portion of either the funds' multi-strategy income sleeve managed by Symphony or the equity-oriented assets managed by Tradewinds, if approved as a fund sub-adviser. In connection with these changes, the Board of each fund has determined that Froley, Revy Investment Co., Inc., the funds' current sub-adviser investing fund assets allocated to it in convertible securities, will no longer serve as a sub-adviser to the Fund effective as early as May 1, 2007, but not later than June 30, 2007.

In response to market changes over time, Nuveen Asset Management, together with the funds' sub-advisers, will determine how best to allocate each fund's assets among the fund's sub-advisers, consistent with the fund's objectives and strategic asset allocation target. More information on these and other Nuveen closed-end funds is posted on Nuveen's web site at www.nuveen.com/cef.

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING

The funds have made a filing with the Securities and Exchange Commission of a definitive proxy statement and accompanying proxy card to be used to solicit votes in connection with the proposals to be presented at the annual meeting.

The funds strongly advise all shareholders of the funds to read the proxy statement and other proxy materials relating to the annual meeting because they contain important information. Such proxy materials are available at no charge on the Securities and Exchange Commission's web site at http://www.sec.gov. In addition, a stockholder who wishes to receive a copy of the definitive proxy materials, without charge, should submit this request to the Funds at 333 West Wacker Drive, Chicago, Illinois 6060 or by calling 1-800-257-8787.

The funds and their Board members, executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the annual meeting. Information concerning the interests of the funds and the other participants in the solicitation is set forth in the funds' definitive proxy statement filed with the Securities and Exchange Commission.

INFORMATION ABOUT NUVEEN INVESTMENTS

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its highly specialized investment teams, each with its own brand-name and area of expertise: NWQ, specializing in value-style equities; Nuveen, focused on fixed-income investments; Santa Barbara, committed to growth equities; Tradewinds, specializing in global value equities; Rittenhouse, dedicated to "blue-chip" growth equities; and Symphony, with expertise in alternative investments as well as equity and income portfolios. As of December 31, 2006, the Company managed approximately $162

[NUVEEN INVESTMENTS LOGO]


billion in assets. Nuveen Investments is listed on The New York Stock Exchange and trades under the symbol "JNC."



                                      ###